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                                   EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-58570) pertaining to the 1983 Incentive Stock Option Plan of Intrusion Inc. and the 1987 Incentive Stock Option Plan of Intrusion Inc., the Registration Statement (Form S-8, No. 333-60928) pertaining to the 1995 Stock Option Plan of Intrusion Inc., as amended, the Registration Statement (Form S-8, No. 33-34484) pertaining to the 1995 Non-employee Director Stock Option Plan of Intrusion Inc., the Registration Statement (Form S-8, No. 33-42927) pertaining to the 1997 Employee Stock Purchase Plan of Intrusion Inc., the Registration Statement (Form S-8, No. 33-80898) pertaining to the 401(k) Savings Plan of Intrusion Inc. and the Registration Statement (Form S-8, No. 333-53813) pertaining to the Essential Communication Corporation 1996 Stock Option Plan of our report dated January 17, 2002, with respect to the consolidated financial statements and schedule of Intrusion Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001.


                                              ERNST & YOUNG LLP



Dallas, Texas
March 15, 2002